EXHIBIT C

                             CSW International, Inc.
                           Consolidated Balance Sheet
                                 March 31, 1999
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
     Electric distribution plant                                    $ 1,458,170
     General plant                                                      276,647
                                                                    -----------
           Total Electric Plant                                       1,734,817
     Less - Accumulated depreciation                                   (644,281)
                                                                    -----------
           Total Fixed Assets                                         1,090,536

Current Assets
     Cash and cash equivalents                                           75,845
     Short-term investments                                              33,958
     Accounts receivable                                                350,006
     Advances to affiliates                                                  23
     Inventories                                                         61,985
     Other current assets                                                 5,121
                                                                    -----------
           Total Current Assets                                         526,938

Other Assets
     Goodwill                                                         1,352,803
     Prepaid benefit costs                                               58,039
     Equity investments and other                                       223,131
                                                                    -----------
           Total Other Assets                                         1,633,973

           Total Assets                                             $ 3,251,447
                                                                    ===========

CAPITALIZATION AND LIABILITIES
Capitalization
     Common stock                                                   $         1
     Paid-in capital                                                    829,000
     Retained earnings                                                  184,605
     Minority interests                                                     752
     Foreign currency translation and other                             (43,363)
                                                                    -----------
                                                                        970,995

     Long-term debt                                                   1,122,040

Current Liabilities
     Accounts payable                                                   293,133
     Advances from affiliates                                           242,006
     Accrued interest payable                                            37,752
     Loan notes                                                          29,138
     Accrued taxes payable                                               94,107
     Customer prepayments                                                35,217
     Other                                                               20,165
                                                                    -----------
                                                                        751,518
Deferred Credits
     Deferred tax liability                                             267,383
     Other                                                              139,511
                                                                    -----------
           Total Deferred Credits                                       406,894

                                                                    ===========
           Total Capitalization and Liabilities                     $ 3,251,447
                                                                    ===========